UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ___)



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                                MORGAN STANLEY
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               (Name of Registrant as Specified in Its Charter)


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[Morgan Stanley logo]                                                MEMORANDUM

TO:        Interested Stockholders                          DATE:  April 2, 2003

FROM:      Morgan Stanley

SUBJECT:   STOCKHOLDER PROPOSAL ON REMOVAL OF STAGGERED BOARD

We ask that you vote AGAINST the proposal that Morgan Stanley "instate the election of directors annually." Our Board's reasons for opposing the proposal are found on pages 20-21 of our proxy statement. Our Board believes the stagger system can enhance director independence and can be especially important to complex financial services firms. While ISS has recommended a "yes" vote on the proposal, we urge you to consider the following.

BOARDS SHOULD BE EVALUATED BASED UPON THEIR PERFORMANCE. Recommendations that urge you to vote for all proposals to destagger boards without evaluation of the circumstances of particular companies fail to see the forest for the trees. Enron elected its board annually. In contrast, fully half of America's top ten Most Admired Companies (Fortune, March 3, 2003) have staggered board elections. We believe that this and other evidence confirm that this is NOT a one-size-fits-all issue.

ISS GIVES MORGAN STANLEY HIGH MARKS FOR CORPORATE GOVERNANCE. ISS's rating system, CGQ, rated Morgan Stanley's corporate governance in the 97.6th percentile of the diversified financial group and 85.8th percentile of the S&P
500. Morgan Stanley's strong corporate governance goes back many years. Our Board has always had a substantial majority of non-employee directors (currently 82%); its key committees (audit, compensation and nominating/governance) have long been comprised solely of non-employee directors; all of its audit committee members meet current NYSE independence, financial literacy and financial management expertise standards; and our Board policy for many years has prohibited directors from receiving money for consulting services. These are just four examples of Morgan Stanley's strong corporate governance profile.

THE ISS ANALYSIS IS SERIOUSLY DEFICIENT. The ISS recommendation on the proposal contains no particularized analysis as to Morgan Stanley and is poorly done. To begin with, the report doesn't even get our Company's name right (page 6). Second, while page 4 of the ISS piece states "there is no disclosure of stock ownership guidelines for executives," in fact, Morgan Stanley's guidelines ARE disclosed - on page 8 of our proxy statement. Third, while page 7 cites "empirical evidence" that staggered boards are not in shareholders' best interest from a financial perspective, several studies and commentators believe the converse is true, and IRRC has found that the evidence on this matter is "ambiguous." (IRRC Corporate Governance Service March 2003, Background Report
C). And the U.S. Treasury Department's Office of the Comptroller of the Currency recently proposed rules specifically allowing staggered terms for national bank directors. (68 Fed. Reg. 6363 (2003).) ISS fails to advise its clients of the differing views on the subject of staggered boards. Finally, ISS has not undertaken an analysis of Morgan Stanley's circumstances in connection with the proposal, and ISS fails to advise its clients of this fact as well.

Morgan Stanley believes that you should make your voting decision based on Morgan Stanley's corporate governance profile, board performance and company performance - not a flawed, auto-pilot recommendation.

We hope this information will assist you in your deliberations, and we urge you to vote AGAINST the proposal. If you have questions, please call Ron Carman at ____________ or Bill O'Shaughnessy at ____________.

AN URGENT MESSAGE FROM PHILIP J. PURCELL AND ROBERT G. SCOTT

There is only one week remaining until Morgan Stanley's annual meeting of shareholders. As we have mentioned in our earlier communications, your support is extremely important. If all employees pull together as a team, it will help ensure the success of this year's meeting. If you have already voted, please disregard this email - and accept our thanks.

YOUR BOARD OF DIRECTORS AND MANAGEMENT COMMITTEE STRONGLY URGE ALL EMPLOYEES TAKE AN ACTIVE ROLE IN VOTING. PLEASE ACT NOW!

                           TIME IS SHORT - VOTE TODAY

Your Board and Management Committee unanimously recommend:

o    Vote "FOR" the election of directors and auditor ratification; and

o Vote "AGAINST" the shareholder proposal to destagger your board of directors.

TO VOTE YOUR SHARES IN THE FIRM'S EMPLOYEE PLANS, CLICK http://webapp.sso.corpms.com/site/proxycard/webapp/init.do. Alternatively, if you are located in the U.S., you may vote by telephone. Dial 1-800-435-6710 on a touch-tone phone and enter your 11-digit control number that follows:
__________. Your vote must be received by 5 p.m. (EDT) on April 9, 2003.

To reduce expenses, the Firm is not mailing to you annual meeting materials for your employee plan shares unless you request them. You may view or print a copy of the proxy statement, annual report on form 10-K or summary annual report by clicking on www.morganstanley.com/about/ir/sec.html, or you may request a copy of any of these or a proxy voting card by calling 1-212-762-8131.

If you also hold shares in a brokerage account and/or in your own name, you will receive a proxy card(s) to vote those shares. Please be sure to vote these shares SEPARATELY from (and in addition to) your employee plan shares. Be sure to follow the voting instructions on each card.

To vote via the website, use the same authentication you use for the Morgan Stanley & i, Executive Compensation and Compliance websites (see chart). For technical assistance contact your regular help desk.

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               Business Unit                                     Authentication
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
Institutional Securities, Institutional Investment     Kerberos ID and Password
Management, Van Kampen and PWM
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IIG (IAS Division)                                     Windows Login ID and Password
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Discover Financial                                     RACF Login ID and Password
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Morgan Stanley DW Credit Corp                          Novell (a/k/a NDS or workstation) ID and
                                                       Password
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Thank you for your continued support.


   /s/ Philip J. Purcell                       /s/ Robert G. Scott



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